Exhibit 10.1
FIFTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Fifth Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of December 29, 2015, by and among Silicon Valley Bank (“Bank”), Relm Wireless Corporation, a Nevada corporation (“Relm Wireless”), and Relm Communications, Inc., a Florida corporation (“Relm Communications” and together with Relm Wireless, individually and collectively, jointly and severally, “Borrower”) whose address is 7100 Technology Drive, West Melbourne, Florida 32904.

Recitals

A.           Bank and Borrower have entered into that certain Loan and Security Agreement dated as of October 23, 2008 (as the same has been and may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.           Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.           Borrower has requested that Bank amend the Loan Agreement to (i) extend the maturity date, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.           Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.1.1 (Revolving Advances).  Section 2.1.1(a) is amended by deleting the phrase “the Availability Amount” and substituting in lieu thereof “the Revolving Line”.

2.2 Section 2.2 (Overadvances).  Section 2.2 is amended by deleting the phrase “the lesser of either the Revolving Line or the Borrowing Base” and substituting in lieu thereof “the Revolving Line”.

2.3 Section 2.3 (Payment of Interest on the Credit Extensions).  Section 2.3(a) is amended in its entirety and replaced with the following:

(a)           Interest Rate.  Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate, which interest shall be payable monthly in accordance with Section 2.3(f) below.  Accrued interest on amounts outstanding under the Revolving Line shall be payable monthly.

2.4 Section 3.2 (Conditions Precedent to all Credit Extensions).  Section 3.2(c) is amended in its entirety and replaced with the following:

(c)           [Intentionally Omitted]; and

2.5 Section 5.3 (Accounts Receivable; Inventory).  Section 5.3 is amended in its entirety and replaced with the following:

5.3           [Intentionally Omitted].

2.6 Section 6.2 (Financial Statements, Reports, Certificates).  Sections 6.2(b), (c) and (e) are amended in their entirety and replaced with the following:

(b)           Within thirty (30) days after the last day of each quarter (or within thirty (30) days after the last day of any month during which any Obligations are outstanding), deliver to Bank aged listings of accounts receivable and accounts payable (by invoice date).

(c)           Within thirty (30) days after the last day of each quarter (or within thirty (30) days after the last day of any month during which any Obligations are outstanding), deliver to Bank its quarterly (or monthly, as applicable) financial statements together with a duly completed Compliance Certificate signed by a Responsible Officer setting forth calculations showing compliance with the financial covenants set forth in this Agreement.

(e)           [Intentionally Omitted].

2.7 Section 6.7 (Financial Covenants).  Section 6.7 is amended in its entirety and replaced with the following:

6.7           Financial Covenants.  Borrower shall maintain at all times, on a consolidated basis with respect to Borrower and its Subsidiaries:

(a)           Adjusted Quick Ratio.  An Adjusted Quick Ratio, tested as of the last day of each quarter (or as of the last day of each month with respect to any month during which any Obligations are outstanding), of not less than 1.25 to 1.00.

(b)           Maximum Total Leverage.  A Total Leverage, measured on a trailing twelve (12) month basis and tested as of the last day of each quarter, of not more than 3.00 to 1.00.

2.8 Section 13 (Definitions).  The definition of “Change in Control” is amended by (a) deleting the phrase “other than the Principal or a Related Party of the Principal” and substituting in lieu thereof “other than Fundamental Global Investors, LLC” and (b) deleting the last sentence thereof in its entirety.

2.9 Section 13 (Definitions).  The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Revolving Line” is an Advance or Advances in an aggregate amount of up to Two Million Dollars ($2,000,000).

“Revolving Line Maturity Date” is December 28, 2016.

2.10 Section 13 (Definitions).  The following terms and their respective definitions are added to Section 13.1 of the Loan Agreement in the proper alphabetical order:

“Adjusted EBITDA” shall mean (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense, plus (e) reasonable add-backs for non-cash items including, but not limited to, stock compensation and other one-time charges as approved by Bank in its sole discretion on a case-by-case basis.

“Interest Expense” means for any fiscal period, interest expense (whether cash or non-cash) determined in accordance with GAAP for the relevant period ending on such date, including, in any event, interest expense with respect to any Credit Extension and other Indebtedness of Borrower and its Subsidiaries, including, without limitation or duplication, all commissions, discounts, or related amortization and other fees and charges with respect to letters of credit and bankers’ acceptance financing and the net costs associated with interest rate swap, cap, and similar arrangements, and the interest portion of any deferred payment obligation (including leases of all types).

“Total Leverage” is, for any period as at any date of determination, the ratio of (a) Borrower’s total consolidated Indebtedness as of such date, to (b) Borrower’s Adjusted EBITDA for such period.

2.11 Section 13 (Definitions).  The following terms and their respective definitions set forth in Section 13.1 are deleted in their entirety:

“Availability Amount”

“Borrowing Base”

“Borrowing Base Certificate”

“Eligible Accounts”

“Eligible Inventory”

“Tangible Net Worth”

2.12 Exhibit C (Borrowing Base Certificate).  Exhibit C to the Loan Agreement is deleted in its entirety.

2.13 Exhibit D (Compliance Certificate).  Exhibit D to the Loan Agreement is amended in its entirety and replaced with Exhibit D attached hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower most recently delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any material law or regulation binding on or affecting Borrower, (b) any material contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6. Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7. Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of a facility fee in an amount equal to Four Thousand Dollars ($4,000), and (c) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER
Silicon Valley Bank By: /s/ Thomas Armstrong Name: Thomas Armstrong Title: Director	Relm Wireless Corporation By: /s/ William P. Kelly Name: William P. Kelly Title: Executive Vice President and Chief Financial Officer
Relm Communications, Inc. By: /s/ William P. Kelly Name: William P. Kelly Title: Executive Vice President and Chief Financial Officer

EXHIBIT D

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date:________________

FROM:  RELM WIRELESS CORPORATION and RELM COMMUNICATIONS, INC.

The undersigned authorized officer of Relm Wireless Corporation and Relm Communications, Inc. (individually and collectively, jointly and severally, “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Quarterly/monthly financial statements with Compliance Certificate	Quarterly (or monthly if any Obligations are outstanding) within 30 days	Yes No
Annual financial projections	FYE within 60 days (updates within 10 days of Board approval)	Yes No
10-K and 8-K	Within 30 days after filing with SEC	Yes No
10-Q	Quarterly within 30 days	Yes No
A/R & A/P Agings	Quarterly (or monthly if any Obligations are outstanding) within 30 days	Yes No
Inventory Reports	Upon request	Yes No

The following Intellectual Property was registered (or a registration application submitted) after the Effective Date (if no registrations, state “None”)
________________________________________________________________________________________
________________________________________________________________________________________

[Continued on following page.]

Financial Covenants	Required	Actual	Complies

Maintain at all times:
Minimum Adjusted Quick Ratio, tested quarterly (or monthly if any Obligations are outstanding)	1.25:1.00	_____:1.00	Yes No
Maximum Total Leverage, tested quarterly on a trailing 12-month basis	3.00:1.00	_____:1.00	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.
________________________________________________________________________________________
________________________________________________________________________________________

Other Matters

Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries?  If yes, provide copies of any such amendments or changes with this Compliance Certificate.
Yes	No

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

Relm Wireless Corporation By: Name: Title: Relm Communications, Inc. By: Name: Title:
BANK USE ONLY

Received by: _____________________
authorized signer
Date:     _________________________

Verified:  ________________________
authorized signer
Date:     _________________________

Compliance Status:                                         Yes     No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated: ____________________

I.           Adjusted Quick Ratio (Section 6.7(a))

Required:                      1.25:1.00

Actual:                                _____:1.00

A.	Aggregate value of the unrestricted cash and Cash Equivalents of Borrower and its Subsidiaries	$
B.	Aggregate value of the net billed accounts receivable of Borrower and its Subsidiaries	$
C.	Aggregate value of the Investments with maturities of fewer than 12 months of Borrower and it Subsidiaries	$
D.	Quick Assets (the sum of lines A through C)	$
E.	Aggregate value of Obligations to Bank	$
F.
Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and not otherwise reflected in line E above that matures within one (1) year
$
G.	Current Liabilities (the sum of lines E and F)	$
H.	Aggregate value of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$
I.	Line G minus line H	$
J.	Adjusted Quick Ratio (line D divided by line I)	______:1.00

Is line J equal to or greater than 1.25:1:00?

_______  No, not in compliance                                           _______ Yes, in compliance

II.           Maximum Total Leverage (Section 6.7(b))

Required:                      Not greater than 3.00:1.00

Actual:

A.	Aggregate value of the total consolidated Indebtedness of Borrower	$
B.	Net Income of Borrower for the trailing 12-month period then ended	$
C.	To the extent included in the determination of Net Income
	1. The provision for income taxes	$
	2. Depreciation expense	$
	3. Amortization expense	$
	4. Net Interest Expense	$
	5.Reasonable add-backs for non-cash items including, without limitation, stock compensation and other one-time charges approved by Bank on a case-by-case basis	$
	6. The sum of lines 1 through 5	$
D.	Adjusted EBITDA (line B plus line C.6)	$
E.	Total Leverage (line A divided by line D)		_____:1.00
Is line E less than or equal to 3.00:1.00?

_______ No, not in compliance                                                  _______ Yes, in compliance